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                                                               EXHIBIT 5.1

March 20, 2000


Lifef/x, Inc.
8 Cambridge Center
Cambridge, Massachusetts 02142


     Re:  Lifef/x, Inc., a Nevada corporation (the "Company")


Ladies and Gentlemen:

          I refer to the Company's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (the "Registration Statement"), which will be filed with the Securities and Exchange Commission. The Registration Statement relates to the registration of approximately 17,510,053 shares of the Company's one mill ($0.001) par value common stock (the "Common Stock"), to be offered and sold by the holders thereof (the "Selling Stockholders").

          You should be aware that (i) I am the son of Leonard W. Burningham, Esq., who is one of the Selling Stockholders, and that I hold a 12.8% limited partnership interest in the Leonard W. Burningham Fin Partnership, which owns approximately 100,000 shares of the Company's common stock; and (ii) That I have represented and presently represent Duane S. Jenson, another Selling Stockholder.

                                  Assumptions
                                  -----------

          In rendering the opinion expressed below, I have assumed, with your permission and without independent verification or investigation:

          1. That all signatures on documents I have examined in connection herewith are genuine and that all items submitted to me as original are authentic and all items submitted to me as copies conform with originals;

          2. Except for the documents stated herein, there are no documents or agreements between the Company and/or any third parties which would expand or otherwise
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modify the respective rights and obligations of the parties as set forth in the documents referred to herein or which would have an effect on the opinion;

     3. That each of the documents referred to constitutes the legal, valid and binding obligation of the party executing the same; and

     4. That as to all factual matters, each of the representations and warranties contained in the documents referred to herein is true, accurate and complete in all material respects, and the opinion expressed herein is given in reliance thereon.

     I have examined the following documents in connection with this matter:

     1. Articles of Incorporation of the Company, as amended;

     2. Bylaws of the Company, as amended;

     3. The Registration Statement;

     4. Unanimous Consents of the Board of Directors and of the majority stockholders of the Company;

     5. The executed Agreement and Plan of Merger (the "PTM Merger"), dated December 14, 1999, between the Company (then known as "Fin Sports, U.S.A., Inc."); Pacific Title/Mirage, Inc., a Delaware corporation; and PTM Acquisition Corp., a Delaware corporation;

     6. Form of Subscription Agreement used in the Company's recently completed $18,000,000 private placement of units, together with a list of the subscribers thereunder;

     7. The 8-K Current Report of the Company dated December 15, 1999, as amended, regarding the PTM Merger; and

     8. Letter of present counsel for the Company concerning the lack of any action by the Company which would negate or materially alter any prior actions of the Company in respect of the foregoing.

     I have also examined various other documents, books, records, instruments and certificates of public officials, directors, executive officers and agents of the Company, and have made such investigations as I have deemed reasonable, necessary or prudent under the circumstances. Also, in rendering this opinion, I have reviewed various statutes and judicial precedence as I have deemed relevant or necessary.

     Based upon my examination mentioned above, and relying on the statements of fact contained in the documents that I have examined, I am of the opinion that the Common Stock, when sold, will be legally issued, fully paid and non-assessable.

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    I hereby consent to the filing of this opinion as Exhibit 5 to the
Registration Statement and the reference to me in the Prospectus under the caption "Legal Opinions."

                                            Sincerely yours,

                                            /s/ Branden Burningham

                                            Branden T. Burningham